CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


     We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 15, 2001, relating to the financial statements and financial highlights, which appears in the December 31, 2000 Annual Report to Shareholders of Nations Asset Allocation Portfolio (formerly known as Nations Balanced Assets Portfolio), Nations Marsico 21st Century Portfolio (formerly known as Nations Aggressive Growth Portfolio), Nations Marsico International Opportunities Portfolio (formerly known as Nations International Growth Portfolio), Nations Capital Growth Portfolio (formerly known as Nations Managed Index Portfolio), Nations Small Company Growth Portfolio (formerly known as Nations SmallCap Index Portfolio), Nations Marsico Focused Equities Portfolio, Nations Marsico Growth & Income Portfolio, Nations Value Portfolio, Nations International Value Portfolio and Nations High Yield Bond Portfolio (each a portfolio of Nations Separate Account Trust, formerly known as Nations Annuity Trust), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Accountants and Reports" in such Registration Statement.



PricewaterhouseCoopers LLP
New York, New York
April 27, 2001